Exhibit 99.1

AGREEMENT AND AMENDMENT NUMBER 1 TO WAREHOUSING AGREEMENT

This AMENDMENT and AGREEMENT, dated as of October 23, 2007 (this "Amendment and Agreement"), to the Credit and Warehouse Agreement, dated as of May 2, 2006 (as amended, supplemented or otherwise modified, the "Existing Warehousing Agreement"; as amended hereby and as further amended, supplemented or otherwise modified from time to time, the "Warehousing Agreement"), by and among MCG COMMERCIAL LOAN TRUST 2006-2, (the "Issuer"), MCG CAPITAL CORPORATION, (the "Collateral Manager"), and MERRILL LYNCH CAPITAL CORP., ("Merrill Lynch"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Warehousing Agreement.

RECITALS

WHEREAS the Issuer, Manager and Merrill Lynch are parties to the Existing Warehousing Agreement and, in accordance with Section 17 thereof, the parties hereto desire to amend the Existing Warehousing Agreement and enter into an agreement as set forth below.

NOW, THEREFORE, the parties hereto agree, in consideration of the mutual premises and mutual obligations set forth herein, the receipt and sufficiency of which is hereby acknowledged, that the Existing Warehousing Agreement is hereby amended as follows and the parties hereto, intending to be legally bound, hereby agree as follows:

      Amendments.

          In Exhibit A to the Existing Warehousing Agreement, the definition of "Advance Rate" is hereby amended by replacing "80%" with "75%".

          In Exhibit A to the Existing Warehouse Agreement, the definition of "Excess Overcollateralization Amount" is hereby amended by replacing "80%" with "75%".

          In Exhibit A to the Existing Warehousing Agreement, the definition of "Target Date" is hereby amended and restated in its entirety as follows:

      "Target Date": means February 29, 2008; provided that the Target Date may be extended by written agreement of each of Merrill Lynch and the Collateral Manager.

      Agreement. The Collateral Manager hereby agrees to make a capital contribution, on the date hereof, to the Issuer in the amount necessary to cause capital contributed by the Collateral Manager to the Issuer to be equal to 25% of the aggregate of the Adjusted Purchase Prices of outstanding Participations under the Warehousing Agreement on such date and the Issuer shall pay such amount to Merrill Lynch, which payment shall constitute a Prepayment under the Warehousing Agreement.

      Condition Precedent. This Amendment and Agreement shall become effective on the date (the "Amendment and Agreement Effective Date") on which the Collateral Manager shall have received this Amendment and Agreement, executed and delivered by the parties hereto.

      Representations. Each party to this Amendment and Agreement hereby represents and warrants to each other party to this Amendment and Agreement as follows.

          it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized;

          it has full power and authority and has taken all action necessary to execute and deliver this Amendment and Agreement and to fulfill its obligations hereunder and to consummate the transactions contemplated hereby;

          the making and performance by it of this Amendment and Agreement do not and will not violate any law or regulation of the jurisdiction under which it exists, any other law or regulation applicable to it, any other agreement to which it is a party or by which it is bound or to which any of its assets is subject, or any provision of its charter or by-laws except for such violations that individually and the aggregate do not have a Material Adverse Effect;

          this Amendment and Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditor's rights generally and by a court's discretion in relation to equitable remedies); and

          all approvals, authorizations or other actions by, or filings with, any governmental authority necessary for, the validity or enforceability of its obligations under this Amendment and Agreement have been obtained.

      Limited Effect. Except as expressly amended and modified by this Amendment and Agreement, the Existing Warehousing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that from and after the Amendment and Agreement Effective Date all references to the Agreement therein or in any related document shall be deemed to be a reference to the Existing Warehousing Agreement as amended hereby. The execution of this Amendment and Agreement by the Issuer and the Collateral Manager shall not operate as a waiver of any of their respective rights, powers or privileges under the Agreement or any related document, except as expressly set forth herein.

      Counterparts. This Amendment and Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment and Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

      GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

[signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Agreement to be duly executed and delivered as of the day and year first above written.

MCG COMMERCIAL LOAN TRUST 2006-2

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By: /s/ Jeanne M. Oller
Name: Jeanne M. Oller
Title: Senior Financial Services Officer

[Signatures Continued on the Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Agreement to be duly executed and delivered as of the day and year first above written.

MERRILL LYNCH CAPITAL CORP.

By: /s/ Bilal Rashid
Name: Bilal Rashid
Title: Vice President

[Signatures Continued on the Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Agreement to be duly executed and delivered as of the day and year first above written.

MCG CAPITAL CORPORATION

By: /s/ Michael R. McDonnell
Name: Michael R. McDonnell
Title: Chief Financial Officer

[Signatures Continued on the Following Page]

ACKNOWLEDGED, CONSENTED AND AGREED TO:

By: WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Custodian

By: /s/ Kristen L. Puttin
Name: Kristen L. Puttin
Title: Assistant Vice President